UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2018, Ritter Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell 6,000 shares of its newly designated Series B convertible preferred stock, with a stated value of $1,000 per share (the “Series B Shares”), together with common stock purchase warrants (the “Warrants”) to purchase 2,307,692 shares of its common stock (representing 50% of the aggregate number of shares of common stock into which the Series B Shares are convertible) to the Purchasers for aggregate gross proceeds of $6 million to the Company (the “Offering”). The initial conversion price of the Series B Shares is $1.30 per share, which is above the $1.23 per share closing price of the Company’s common stock as reported on the Nasdaq Capital Market on October 30, 2018. The initial conversion price of the Series B Shares is subject to customary adjustment in the event of future stock dividends and stock splits. The Warrants are immediately exercisable for a period of five years and have an initial exercise price of $1.30 per share, subject to customary adjustment in the event of future stock dividends and stock splits.

Pursuant to the terms of the Securities Purchase Agreement, certain Purchasers who owned shares of the Company’s Series A convertible preferred stock were also permitted to exchange (the “Exchange”) at the closing of the Offering, on a 1-for-1 share basis, their shares of Series A convertible preferred stock for shares of the Company’s newly designated Series C convertible preferred stock, with a stated value of $1,000 per share and convertible into shares of the Company’s common stock at an initial conversion price per share of $1.64 (the “Series C Shares” and, together with the Series B Shares, the Warrants and the shares of common stock issuable upon conversion of the Series B Shares and the Series C Shares and upon exercise of the Warrants, the “Securities”). The initial conversion price of the Series C Shares is subject to customary adjustment in the event of future stock dividends and stock splits. The maximum aggregate number of shares of common stock that may be issued by the Company upon conversion of the Series C convertible preferred stock is limited to 1,146,354 shares (the “Exchange Cap”), representing 19.99% of the shares of the Company’s common stock outstanding immediately prior to execution of the Securities Purchase Agreement, unless the Company obtains stockholder approval to issue shares in excess of the Exchange Cap in accordance with the applicable rules of the Nasdaq Capital Market.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers on October 30, 2018, pursuant to which it agreed to file a registration statement covering the resale of the common stock issuable upon conversion of the Series B Shares and the Series C Shares and upon exercise of the Warrants acquired by the Purchasers in the Offering and the Exchange, as applicable.

The Offering closed on November 5, 2018. A.G.P./Alliance Global Partners (the “Placement Agent”) served as the exclusive placement agent and Roth Capital Partners acted as a financial advisor for the Offering. Pursuant to the terms and conditions of the Placement Agency Agreement, entered into by the Company and the Placement Agent on October 30, 2018, the Company agreed to pay the Placement Agent an aggregate cash fee equal to 7% of the aggregate gross proceeds raised in the Offering (less $750,000 paid by one of the Purchasers) and to reimburse the Placement Agent for up to $35,000 of certain of its expenses with respect to the Offering.

The Offering and the Exchange are intended to be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Securities were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

The foregoing description of the Offering and the Exchange is qualified in its entirety by reference to the Securities Purchase Agreement, the Warrants, the Registration Rights Agreement and the Placement Agency Agreement (the “Transaction Documents”), copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. The representations, warranties and covenants contained in Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Transaction Documents are incorporated herein by reference only to provide investors with information regarding the terms of the Transaction Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2018, the Company filed Certificates of Designation of Preferences, Rights and Limitations (the “Certificates of Designation”) with the Secretary of State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series B Shares and the Series C Shares, respectively. The Certificates of Designation became effective with the Secretary of the State of Delaware upon filing. Copies of the Certificates of Designation will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Item 8.01 Other Events.

On October 31, 2018, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement with the Purchasers. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 31, 2018, entitled “Ritter Pharmaceuticals Announces Agreement for $6.0 Million At-Market Private Placement of Series B Convertible Preferred Stock and Warrants”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Andrew J. Ritter
Name:	Andrew J. Ritter
Title:	President and Chief Executive Officer

Dated: November 5, 2018